                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-32225 of Digital Video Systems, Inc. on Form S-3 of our report dated August 8, 1997 on the financial statements of Arris Interactive LLC--Digital Video Division for the year ended December 31, 1996, appearing in the Current Report on Form 8-K/A of Digital Video Systems, Inc. dated October 10, 1997, filed with the Securities and Exchange Commission.

  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Deloitte & Touche LLP
Atlanta, Georgia
February 9, 1998